UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 9, 2009

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Star Gold Corp.

(Name of Small Business issuer in its charter)

   Nevada                                                 000-52711                                    Applied for

(State or other jurisdiction of               (Commission File No.)                    (IRS Employer  incorporation or organization)                                                                  Identification Number)

               6240 East Seltice Way Suite C, Post Falls, Idaho, USA 83854

 (Address of principal executive offices)

                                                                      208- 755-5374

(Registrant’s telephone number)

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Item 8 01. Other Events

In addition to expanding the Excalibur Property on June 18, 2009 via amending agreement between Star Gold Corp. and MinQuest, and expanding the total claims to 50 claims, covering an area of approximately 1000 acres, Star Gold Corp. has commenced exploration activities on the Excalibur Property in accordance with the company’s business plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Gold Corp.

/s/ Lindsay Gorrill

President and Director

July 9, 2009